                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Littelfuse, S.A. de C.V.
Littelfuse do Brasil Ltda.
Littelfuse da Amazonia, Ltda.
Teccor Electronics, Inc.
Teccor Delaware, Inc.
Littelfuse GP, Inc.
Littelfuse I L.P.
Teccor Electronics Mexico Holdings LLC
Teccor de Mexico s. de. R.L. de C.V.
Zie San Investment, Inc.
Littelfuse, B.V.
Littelfuse, A.G.
Littelfuse Ireland Development Co., Ltd.
Littelfuse Ireland Limited
Littelfuse U.K. Ltd.
Littelfuse Ireland Holding Ltd.
REMPAT Holding B.V.
REMPAT Financial B.V.
Littelfuse Holding GmbH
Littelfuse GmbH
Heinrich Industrie, A.G.
H.I. Verwaltungs GmbH
Wickmann Group, GmbH
H.I. Immobilien Management GmbH
Wickmann-Werke GmbH
Wilhelm PUDENZ GmbH
EFEN Gmbh
EFEN Polska Sp. Z.o.o.
EFEN Kasposvar Hungaria
Swithgear Systems, Ltd.
Littelfuse Europe Holding, B.V.
Littelfuse Far East Pte Ltd.
Littelfuse HK Limited
Suzhou Littelfuse OVS Ltd.
Littelfuse KK
Littelfuse Triad Inc.
Littelfuse Phils Inc.
Littelfuse S&L, Inc.
Dongguan EFEN Electrical Products Co.
Dongguan Wickmann Electrical Products Co.
Motherson PUDENZ Wickmann Ltd.
Wickmann Asia Ltd.
Littelfuse Beteiligungs, GmbH (Germany)